UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2024

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.01 par value	BLK	New York Stock Exchange
1.250% Notes due 2025	BLK25	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

BlackRock, Inc. (the “Company”) announced today that the independent directors of the Company’s Board of Directors (“Board”) have asked Murry S. Gerber, who serves as the Lead Independent Director of the Board, to stand for re-election at the Company’s upcoming Annual Meeting of Shareholders on May 15, 2024 and, if elected, remain Lead Independent Director for one additional year during the close and initial integration of the Company’s acquisition of Global Infrastructure Partners. Mr. Gerber has agreed to do so. He will not stand for re-election in 2025.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by the Company on March 28, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

	By:	/s/ R. Andrew Dickson III
Date: March 28, 2024		R. Andrew Dickson III
Managing Director and Corporate Secretary

Exhibit 99.1

Contact:

Investor Relations	Media Relations
Caroline Rodda	Ed Sweeney
212-810-3442	646-231-0268
caroline.rodda@blackrock.com	ed.sweeney@blackrock.com

BlackRock Independent Directors Ask Murry S. Gerber to Stand for Re-Election and Remain Lead

Independent Director in Light of Global Infrastructure Partners Transaction

New York, NY (March 28, 2024) – The independent directors of the BlackRock, Inc. Board have asked Murry S. Gerber, who serves as the Lead Independent Director of the Company’s Board, to stand for re-election at BlackRock’s upcoming Annual Meeting of Shareholders on May 15, 2024 and, if elected, remain Lead Independent Director for one additional year during the close and initial integration of BlackRock’s acquisition of Global Infrastructure Partners (GIP). Mr. Gerber has agreed to do so. He will not stand for re-election in 2025.

On November 7, 2023, BlackRock announced that Mr. Gerber had informed the Board of his intention to retire at the conclusion of his term in May 2024. On January 12, 2024, the Company announced a transformational acquisition of GIP. The transaction is expected to close in the third quarter of this year, subject to customary closing conditions and regulatory approvals. In light of the GIP transaction, the independent directors of the Board asked Mr. Gerber to stand for re-election and remain Lead Independent Director for one additional year during the close and initial integration of the GIP transaction.

Mr. Gerber has served as Lead Independent Director since 2017. He has extensive knowledge and expertise of the energy and industrial sectors spanning a 40-year career where he was the Chairman and CEO of integrated energy producer EQT Corporation. Prior to EQT, Mr. Gerber helped create Coral Energy (now Shell Trading North America) and was the Treasurer of Shell Oil.

About BlackRock

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

BlackRock, Inc. (the “Company”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). The Company plans to file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2024 Annual Meeting (the “2024 Proxy Statement”).

Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2024 Proxy Statement and other materials to be filed with the SEC in connection with the 2024 Annual Meeting. This information can also be found in the Company’s definitive proxy statement for its 2023 Annual Meeting of Shareholders (the “2023 Proxy Statement”), filed with the SEC on April 14, 2023, or the Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024 (the “Form 10-K”). To the extent holdings of the Company’s securities have changed since the amounts printed in the 2023 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

SHAREHOLDERS ARE URGED TO READ THE 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), 2023 PROXY STATEMENT, FORM 10-K AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the 2024 Proxy Statement (when filed), 2023 Proxy Statement, Form 10-K and any other documents filed or to be filed by the Company with the SEC in connection with the 2024 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.blackrock.com) or by writing to the Company’s Secretary at BlackRock, Inc., 50 Hudson Yards, New York, New York 10001.